[On headed paper of Molecular Vision Limited]

Professor Donal Bradley Rose Garth, Old Long Grove Seer Green, Beaconsfield Buckinghamshire HP9 2QH United Kingdom	Professor Andrew DeMello 64 Hamilton Road Middlesex TW2 6SN Untied Kingdom
Dr John DeMello Flat 9, The Chase Clapham, London SW4 0NH United Kingdom	Imperial Innovations Limited Level 12 Electrical Engineering Building Imperial College London London SW7 2AZ United Kingdom 0
Imperial Innovations Businesses LLP ("Imperial") Level 12 Electrical Engineering Building Imperial College London London SW7 2AZ United Kingdom	Acrongenomics Inc. ("Acrongenomics") Fairfax House 15 Fulwood Place London WC1V 6AY United Kingdom
Christopher Wright ("Mr Wright")

                2008

Dear Sirs

Supplemental Agreement to the Subscription and Shareholders' Agreement relating to Molecular Vision Limited (the "Company")

This letter agreement is supplemental to the subscription and shareholders' agreement entered into by the Company and certain of you on 30 July 2007 and adhered to by Imperial, Acrongenomics and Mr Wright on [ ], [ ] and [ ] respectively (the "Shareholders' Agreement"). The purpose of this letter agreement is to set out various amendments and additions to the Shareholders' Agreement.

Acrongenomics Inc. Board Seat Rights

Pursuant to a letter agreement dated 19 August 2008 entered into between the Company, you and Acrongenomics, it is agreed that Acrongenomics shall be entitled to appoint a director to the board of the Company for so long as it holds at least 15% of the shares of the Company in issue. By signing this letter, you agree to the insertion of the following new clauses in the Shareholders' Agreement in the following terms:

14.3A

Subject to prior approval by the Board (such approval not to be unreasonably withheld) of the identity of the proposed appointee, Acrongenomics shall be entitled to appoint (for long as it holds at least 15% of the Shares in issue) as a director of the Company any person and to remove from office any person so appointed and to appoint another person in his place. The appointee of Acrongenomics shall have the right to appoint an alternate for specific director meetings he/she cannot attend.

14.5A

Any person nominated under Clause 14.3A who is not an employee of Acrongenomics or its group shall on his appointment as a Director, enter into a non-executive letter of appointment with the Company on terms reasonably acceptable to the Board and Acrongenomics and shall also enter into a non-disclosure agreement with the Company on terms reasonably acceptable to the Board and Acrongenomics.

14.6A	Acrongenomics. shall remove a Director appointed under this Clause 14 in circumstances where Acrongenomics. ceases to holdat least 15% of the Shares in issue.

14.7A

The Company, for so long as Acrongenomics. is entitled to appoint a Director under Clause 14.3A, shall send to Acrongenomics. copies of all Board and committee papers at the same time as they are sent to the Directors or the members of the relevant committee.

The following definition shall be inserted in clause 1.1 of the Shareholders' Agreement:

"Acrongenomics" means Acrongenomics Inc. , a company organised pursuant to the laws of the State of Nevada and having an office at Fairfax House, 15 Fulwood Place, London, WC1V 6AY, United Kingdom.

Please can you signify your consent and agreement to the changes referred to at paragraphs 1 and 2 above by signing and dating it below and returning to us at the address at the head of this letter a copy of this letter.

To clarify, however, the consent and agreement to be given by you (or deemed to have been given by you) as regards variations to the Shareholders' Agreement is for the matters referred to above only, and shall not apply to any other variation of the Shareholders' Agreement.

Yours faithfully,

For and on behalf of Molecular Vision Limited

On a copy of this letter:

We hereby consent and agree to the variations to the Shareholders' Agreement proposed by this letter.

…………………………………
Professor Donal Bradley
…………………………………
Professor Andrew DeMello
………………………………….
Dr John DeMello
………………………………….
Imperial Innovations Limited
………………………………….
Imperial Innovations Businesses Limited Liability Partnership
………………………………….
Acrogenomics Inc.
………………………………….
Christopher Wright